Nostalgia Motorcars, Inc.
(Formerly Amexan, Inc.)
(A Development Stage Company)


BALANCE SHEET
(Unaudited)

ASSETS

                            	6 Mos Ending	    Year Ended
                            	June 30,1999	    Dec.31,1998

CURRENT ASSETS

	CASH	                           	272,558	             	0

TOTAL CURRENT ASSETS	            	272,558	             	0

OTHER ASSETS

EQUIPMENT-COMPUTER (NET)	          	9,888	             	0

TOTAL OTHER ASSETS TOTAL ASSETS	   	9,888              	0

TOTAL ASSETS	                    	282,446	             	0

The accompanying notes are an integral part of these financial statements

Nostalgia Motorcars, Inc.
(Formerly Amexan, Inc.)
(A Development Stage Company)

BALANCE SHEET (Continued)
(Unaudited)

LIABILITIES AND STOCKHOLDERS' EQUITY

                                	6 Mos Ending	  Year Ended
                                	June 30,1999	  Dec.31,1998

CURRENT LIABILITIES

Officers Advances (Note #5)	          	1,945	        	1,945
Officers Loans		                     300,000		            0
Accounts Payable		                    35,000		            0

TOTAL CURRENT LIABILITIES	          	336,945	        	1,945

STOCKHOLDERS EQUITY (Note 4)

Common stock, $.001 par value
authorized 50,000,000 shares
issued and outstanding at
December 31, 1998 - 5,000,000 shares 			             	5,000
June 30, 1999 - 5,000,000 shares	    	5,000

Additional paid in Capital		              0		             0

Accumulated loss during
	Development stage		                -59,499		        -6,945

TOTAL STOCKHOLDERS' EQUITY	        	-54,499		        -1,945

TOTAL LIABILITIES AND
STOCKHOLDERS EQUITY	               	282,446	             	0

The accompanying notes are an integral part of these financial statements

Nostalgia Motorcars, Inc.
(Formerly Amexan, Inc.)
(A Development Stage Company)

STATEMENT OF OPERATIONS
(Unaudited)

		                 3 Mos      3 Mos      6 Mos    6 Mos
                   Ended      Ended      Ended    Ended
                 		June 30    June 30 	  June 30	 June 30
                 		1999	      1998	      1999	    1998

REVENUE			             		0	      			0        		0		    		0

EXPENSES
General, Selling
and
Administrative		  	 32,554 	       	 0	   52,554	   1,460

Amortization			  	       0 		       10	       	0		     20

Total Expenses			  	32,554 	       	10   	52,554	  	1,480

Net Profit/Loss
(-)			             	-32,554 	     	-10   	-52,554		-1,480

Net Profit/Loss(-)
per weighted
share (Note 2)			   	-.0065	      	NIL 	  	-.0105	 -.0003

Weighted average
number of common
shares outstanding		5,000,000	 	5,000,000		5,000,000		5,000,000

The accompanying notes are an integral part of these financial statements

Nostalgia Motorcars, Inc.
(Formerly Amexan, Inc.)
(A Development Stage Company)

STATEMENT OF OPERATIONS (Continued)
(Unaudited)

                                               		Nov 23 1993
                    		Year Ended  	Year Ended   	(Inception)
                   			December 31 	December 31  	to June 30
                   			1998	        1997	         1999

REVENUE						                 		0	           0	         		0

EXPENSES
General, Selling
and Administrative					    	1,460	          	0	     	59,304

Amortization	 					            36	         	39		        195

Total Expenses	  				      	1,496          	39	     	59,499

Net Profit/Loss (-)	 				 	-1,496	        	-39	    	-59,499

Net Profit/Loss(-)
per weighted
share (Note 2)					       	-.0003	        	NIL	     	-.0119

Weighted average
number of common
shares outstanding						5,000,000		   5,000,000		 5,000,000


The accompanying notes are an integral part of these financial statements

Nostalgia Motorcars, Inc.
(Formerly Amexan, Inc.)
(A Development Stage Company)

STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
(Unaudited)

                     			                  Addit'l  	Accumu-
                       	Common	   Stock	  paid-in	  lated
                       	Shares	   Amount	 Capital	  Deficit

Balance,
December 31, 1997		  5,000,000	   	5,000	      	0	  	-5,449

Net loss, Year Ended
December 31, 1998							                            	-1,496

Balance,
December 31, 1998		  5,000,000	   	5,000	      	0	  	-6,945

Net Loss
January 1, 1999, to
June 30, 1999								                               -52,554

Balance,
June 30, 1999		      5,000,000	  	5,000		      0	  	-59,499

The accompanying notes are an integral part of these financial statement

Nostalgia Motorcars, Inc.
(Formerly Amexan, Inc.)
(A Development Stage Company)

STATEMENT OF CASH FLOWS
(Unaudited)

                 		    3 Mos   	3 Mos   	6 Mos    	6 Mos
                       Ended    Ended    Ended     Ended
                     		June 30 	June 30 	June 30  	June 30
		                     1999	    1998	    1999	     1998

Cash Flow from
Operating Activities

Net Loss			            -32,554	    	-10		-52,554	  	-1,480
Amortization				             0		    +10	      	0		     +20

Changes in Assets
and Liabilities

Equipment-Computer				  -9,888	      	0		 -9,888       		0
Officers Advances				        0		      0      		0		  +1,460
Officers Loans				    +300,000		      0 +300,000		       0
Organization Costs				       0		      0      		0		       0
Accounts Payable				   +15,000	      	0		+35,000		       0

Net cash used in
operating Activities			+272,558	      	0	272,558	        0

Cash Flows from
Investing Activities				      0		      0     		0		       0

Cash Flows from
Financing Activities

Issuance of Common
Stock				                     0		      0		     0	      	0


Net increase (decrease)
in cash		             	+272,558       	0		+272,558	     0

Cash, beginning
of period				                 0		      0		       0	    	0

Cash, end of period			 	272,558	      	0	 	272,558	    	0

The accompanying notes are an integral part of these financial statements

Nostalgia Motorcars, Inc.
(Formerly Amexan, Inc.)
(A Development Stage Company)

STATEMENT OF CASH FLOWS (Continued)
(Unaudited)
                   					                     Nov 23 1993
                			Year Ended	  Year Ended  	(Inception)
                			December 31 	December 31 	to June 30
                			1998	        1997	        1999

Cash Flow from
Operating
Activities

Net Loss	 				         	-1,496	       	-39	     	-59,499
Amortization						         +36	       	+39		        +195

Changes in Assets
and Liabilities

Equipment-Computer						     0         		0		     -9,888

Officers Advances					  	1,460		         0		     +1,945
Officers Loans						         0	         	0		   +300,000
Organization Costs						     0         		0		       -195
Accounts Payable						       0         		0		    +35,000

Net cash used in
operating Activities					   	0          	0	   	+267,558

Cash Flows from
Investing Activities						   0         		0		          0
Cash Flows from
Financing Activities

Issuance of Common
Stock						                  0	          0	     	+5,000

Net increase (decrease)
in cash				                 	0	         	0	   	+272,558

Cash, beginning
of period						              0		         0	          	0

Cash, end of period					    	0	         	0	    	272,558

The accompanying notes are an integral part of these financial statements

Nostalgia Motorcars, Inc.
(Formerly Amexan, Inc.)
(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS
(Unaudited)

June 30, 1999 and December 31, 1998

NOTE 1 - HISTORY AND ORGANIZATION OF THE COMPANY

The Company was organized November 23, 1993, under the laws of the State of Nevada as Amexan, Inc. The
Company currently has no operations and in accordance with SFAS #7, is considered a development company.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Accounting Method

The Company records income and expenses on the accrual method.

Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Cash and equivalents

The Company maintains a cash balance in a non-interest-bearing bank that currently does not exceed federally insured limits. For the purpose of the statements of cash flows, all highly liquid investments with the maturity of three months or less are considered to be cash equivalents. There are no cash equivalents as of June 30, 1999.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
(CONTINUED)

Income Taxes

Income taxes are provided for using the liability method of accounting in accordance with Statement of Financial Accounting Standards No. 109 (SFAS #109)
"Accounting for Income Taxes". A deferred tax asset or liability is recorded for all temporary difference between financial and tax reporting. Deferred tax expense (benefit) results from the net change during the year of deferred tax assets and liabilities.

Organization Costs

Costs incurred to organize the Company were amortized on a straight-line basis over a sixty-month period.

Loss Per Share

Net loss per share is provided in accordance with Statement of Financial Accounting Standards No. 128
(SFAS #128) "Earnings Per Share". Basic loss per share is computed by dividing losses available to common stockholders by the weighted average number of common shares outstanding during the period. Diluted loss per share reflects per share amounts that would have resulted if dilative common stock equivalents had been converted to common stock. As of June 30, 1999, the Company had no dilative common stock equivalents such as stock options.

Year End

The Company has selected December 31st as its year-end.

Year 2000 Disclosure

The year 2000 issue is the result of computer programs being written using two digits rather than four to define the applicable year. Computer programs that have time sensitive software may recognize a date using "00" as the year 1900 rather than the year
2000. This could result in a system failure or miscalculations causing disruption of normal business activities. Since the Company currently has no operating business and does not use any computers, and since it has no customers, suppliers or other constituents, there are no material Year 2000 concerns.

NOTE 3 - INCOME TAXES

There is no provision for income taxes for the period ended June 30, 1999, due to the net loss and no state income tax in Nevada, the state of the Company's domicile and operations. The Company's total deferred tax asset as of December 31, 1998, is as follows:

Net operation loss carry forward	          $ 	 6,945
Valuation allowance	                       $ 	 6,945

Net deferred tax asset	                    $	      0

The federal net operating loss carry forward will expire in various amounts from 2015 to 2018.

This carry forward may be limited upon the consummation of a business combination under IRC
Section 381.

NOTE 4 - STOCKHOLDERS' EQUITY

Common Stock

The authorized common stock of Nostalgia Motorcars, Inc. consists of 50,000,000 shares with a par value of $0.001 per share.

Preferred Stock

Nostalgia Motorcars, Inc. has no preferred stock.

On November 30, 1993, the Company issued 5,000,000 shares of its $0.001 par value common stock in consideration of $5,000.00 in cash.

NOTE 5 - GOING CONCERN

The Company's financial statements are prepared using generally accepted accounting principles applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. However, the Company does not have significant cash or other material assets, nor does it have an established source of revenues sufficient to cover its operating costs and to allow it to continue as a going concern.
Until that time, the stockholders/officers and or directors have committed to advancing the operating costs of the Company, as set forth in Note 6 below.

NOTE 6 - RELATED PARTY TRANSACTIONS

As of June 11, 1999, the two principals of the Company loaned the Company a total of $300,000 as evidenced by two promissory notes in the amount of $150,000 each and bearing interest at the current prime interest rate (adjusted quarterly). All principal and accrued interest on such notes is due and payable two years from said date. These principals have also committed to loan the Company a total of $250,000 in additional operating funds, if needed.

The Company neither owns nor leases any real or personal property. An officer of the corporation provides office services without charge. Such costs are immaterial to the financial statements and accordingly, have not been reflected therein. The officers and directors of the Company are involved in other business activities and may, in the future, become involved in other business opportunities. If a specific business opportunity becomes available, such persons may face a conflict in selecting between the Company and their other business interests. The
Company has not formulated a policy for the resolution of such conflicts.

NOTE 7 - WARRANTS AND OPTIONS

There are no warrants or options outstanding to acquire any additional shares of common stock.